CORPORATE PARTICIPANTS

Andrew J. Hurd
President, Chief Executive Officer and Interim Chief Financial Officer, Epocrates, Inc.

Timothy M. Adams
Chief Financial Officer, Treasurer & Senior VP, athenahealth, Inc.

Jonathan S. Bush
Chairman, President & Chief Executive Officer, athenahealth, Inc.

OTHER PARTICIPANTS

Lisa C. Gill
Analyst, JPMorgan Securities LLC

MANAGEMENT DISCUSSION SECTION

Lisa C. Gill
Analyst, JPMorgan Securities LLC
All right, good afternoon. My name is Lisa Gill, and I am the healthcare technology – healthcare information technology analyst for J.P. Morgan. It is with great pleasure this afternoon that I'll introduce the CEO of Epocrates, Andy Hurd. Andy? And then please hold your question till the breakout; it's in the Sussex room.

Andrew J. Hurd
President, Chief Executive Officer and Interim Chief Financial Officer, Epocrates, Inc.
Very good. Thank you. Well, thanks for being here today. This is a lot larger than the usual Epocrates crowd. I am going to go ahead, and then we've got some terrific news. We are very excited to announce the agreement today between Epocrates and athenahealth, two strong progressive brands that we think is a – it's exciting news for Epocrates and athenahealth users, for our employee basis, for shareholder, and so we're incredibly excited about it. Two businesses that have tight alignment around providing tools for caregivers to deliver high quality care. So I am excited about that and I am excited to introduce to you to talk about it, Jonathan Bush. Jonathan?

Jonathan S. Bush
Chairman, President & Chief Executive Officer, athenahealth, Inc.
We got the emergency system. This is an emergency broadcast announcement. The Epocrates presentation you are about to see is no longer in existence. Instead there is lots of noise for regulators and more noise about mergers and acquisitions.

We are over the moon. This is a company that everyone at athenahealth, Todd and I started the company one year before Jeff and Rick and Tom started Epocrates and – but they really started before we did with the technology approach that they use. They were the first application ever in healthcare to go viral and have earned awareness, not just awareness, but real affection behind the awareness amongst all American physicians and we are ecstatic to be able to be come part of the movement that they've started.

So, athena, best in class, great client satisfaction, real cash flow benefits to our clients, cash – 35% faster payments, 3.8% faster patient care, 12% increase in collections. All these wonderful hedgehog statistics and yet we are growing 30% a year revenues and yet we are like Waldo, we are so small. Our awareness is 30% among physicians and no matter what we do, no matter how much we spend, we can't seem to really get a breakaway from that number.

And then you take a look at Epocrates and its like Waldo world, 90% awareness among physicians in the United States, an enormous familiarity – there we are, it's not a – that's not a mouse on the projector, bug on the projector, that's us with 27,000 physicians, about 38,000 caregivers to Epocrates 330,000. Those of you who have been following athena for a while, in fact on the road show and ever since, I've been saying our biggest obstacle to growth is awareness, right? Right. So, anyway, if anybody has got awareness, it's Epocrates.

There we are – are some committee of people who are afraid of showing you the other names, but these are all HIT companies that have various awareness. We didn't want anyone do have it be known that Epic had higher awareness than us, but they definitely do. So there I said it, sorry. And then you look at Epocrates, this is real, that's them. So to give you a sense of this whole go and march up a driveway and sell a server and then lie with a consulting firm and do a multiyear implementation with committees of people who blame one another for why it's taking so long, and then you look at just a beautiful app that's easily accessible and you realize where we belong, where we belong as a marketplace for managing health information, and so we're ecstatic to be part of it. Last year there were 200 million look ups among the 1 million caregivers that use Epocrates, 96% of United States physicians reported changing a prescription decision based on the information that they got from Epocrates.

Epocrates is not just a beautiful app and it's truly beautiful in its simplicity and elegance and in the consistency with which has been delivered that way. But it's a beautiful content company, the content that you get in Epocrates is curated by a bunch of docs and PharmDs that have been there for a decade and are obsessive. They Epocratize content before they will let it out. They vet it for whether it's real and genuine and whether it starts to feel like pharma bologna. And as a result, this thing is a trusted source; it's exactly what we have as our mission to be the caregivers most trusted service. So, we're ecstatic at what that can do for us as a growing company.

What would we do together? Well, when you look at our plans, they're extraordinarily closely aligned. Our plan in light of Epocrates and you look at my presentation on Wednesday, this will all fit right into the larger context of what's going on in the rest of athenahealth. But we want to take the awareness that Epocrates enjoyed and sidle up against it and just – even if we just get a little bit of the exhaust awareness off of it. Even if 10% of Epocrates users decide to give one of our services a try, we will have doubled the size of athenahealth. Then we want to enhance Epocrates as a reference tool. So, Epocrates is, I think, I've got slides for all these, so why don't I go, here I go. That's one of these things. We have lot of people working on the PowerPoint.

So, basically, how do we sidle up so that we preserve what is sacred and beautiful about Epocrates, but increasingly become associated with it and then over time, add to it? So, just as Epocrates has got wonderful business – excuse me, pharma content, doctors are increasingly in need of business content. So, this ACO movement requires doctors to A) understand what the hell an ACO is, whether they can be in one, how are lives attributed; B) understand how to win at the game. Then once they understand the game, they need all kinds of new content. If I'm going to choose an MRI, I need to know which one is the cheapest, which one is the most reliable, which admission is most likely to not result in a readmission. There is all kinds of content that doctors need just as badly as they need the bedtime prescription content to play and win at this game.

We at athenahealth have that content and the folks at Epocrates have the eyeballs and the editorial discipline to get into their – into the marketplace. And as we do that, as we push out code view and PracticeVitals and revenue collector – Revenue Calculator and other things that we've been working on as alliance, as strategic alliance over the last year, we believe that awareness will migrate into our own name as well as to the Epocrates name. And of course there will be doc alerts that meet these business needs as well as the apps. I don't know what that is.

Yeah, we are going to do, we will offer in-depth edutainment just the way drug companies do. So, you can contract a manufacturer in Epocrates about a drug and you can contact athenahealth about a development in the business side of the healthcare marketplace and you will be able to register instantly and attend webinars and even dinners and things that are little more sales. We'll be very careful though not to mess with the editorial disciple that Epocrates has built up over these years.

And then we think we can enhance those reference tools. So, we'll just sidle up, keep them succeeding on what they're doing so well as the preeminent drug reference tool, the preeminent read-only app in healthcare for drugs and then we'll look at what else we can do. Well, the first thing we can do is be the preeminent read-only application for diagnostics, for procedures. So, just as doctors need from time to time to check up on a drug before they prescribe it, they need from time to time to check up on a diagnostic or a procedure before they prescribe it.

In an ACO world, they even need to check up and see which ones are the best place – which places are the best places to get it. And I can tell you right now that our client base wouldn't mind sponsoring such a link and presenting just how good a place they are to get that diagnostic or procedure and it fits very closely with our mission to help them do that kind of appropriate promotion.

My favorite piece is we go from a read-only app that's covering all the key horizontal in healthcare with the athena pipes and the Epocrates editorial, we can become the preeminent read and write application. So for those of you who have been following us and listening we talk about building a two-sided market and building a service called athenaCoordinator. What if all 330,000 doctors on Epocrates got to be senders and receivers, nodes on the athenaCoordinator network, what if they could text one another in HIPAA-compliant secure manner.

Unlike Epocrates, athena is a covered entity under HIPAA and has the right to traffic in protected health information. So we have an opportunity to use our experience and connectivity and hard sort of anti-fragile painful development in building out working health information infrastructure and connect it to this beautiful window into the landscape that Epocrates has built.

And lastly, if they were, there is our beautiful coordinator nodes and we're so proud of how many there are – that would be a beautiful thing for a company struggling with awareness in its effort to attain market share. There is the toying around with the idea of those – of that network of now senders and receivers on Epocrates being able to text and share images. This is actually how the electronic medical record market should have evolved. First a message, then an image, then a lab result, growing virally as needed in to the patient record. The idea that a federal committees called CCHIT decided that only this can be an EMR with 82 little fields and arrows and dots, well, it's tough to ask, but anyway we can now grow into a real exchange of health information despite it or in addition to it as a result of this partnership click.

Lastly, obviously, founder's wish is we want to integrate Epocrates and athenaClinicals into one continuum. There is athenaClinicals and now it's got Epocrates in it. So, instead of which happens today, even our most fanatic athenista physicians, oh, I love athenaClinicals, it's so great and I've got this little thing I put my – I've got this little holder on my laptop where I put my iPhone, so I can use Epocrates. Like wait, I thought we had these amazing reference tools, yeah, but they're not Epocrates, don't worry, don't feel bad that you're not Epocrates, like so mad, I was like I want to be Epocrates. So, we give up and there it is inside athenaClinicals.

But then there is one more step, we've got about 35% of our users of our athenaClinicals clients now using athenaMobile every week to update their inbox or see a patient here and there. What if that could happen inside Epocrates? In fact, we did a little early work and we concluded that with almost no changes, we could offer a light version of athenaClinicals right inside the Epocrates window, right away. Now, there is a lot of document services that we do as part of our core service of athenaClinicals that we wouldn't be able to do right away, but the fact that there is such a tight fit just gets my juices going.

So those are the three things. And then you take a look at the strategy that Andy has put together in his relatively short time at Epocrates and sure enough it's almost an exact fit, I think, we took his three and made it to one and stuff like that so it would match. But in terms of the cultural disalignment or the change management that will be involved, this is what these guys have already set out to do. Andy and I and Rob Cosinuke, our Chief Marketing Officer and who will lead this relationship for as long as it takes from the athena point of view, we had an all hands meeting all three offices today. Struggling a little with the WebEx connection which made it really quintessential athena meeting because we can never make our WebEx work when it's really important that it work.

And the culture, the feeling, the sassy questions and even the actual strategic plans that these guys have in place, are exactly what we would have hoped to do on our own. And so while we are not taking lightly how much work it will be to do on or to an acquisition of this size, this is an order of magnitude bigger than we've ever done, we believe that the winds are very much at our back both culturally and intellectually.

So that's my chunk, but now Tim Adams will come and do some interpretive dance and then we have Q&A. And, yeah, Tim is more emotional side of our duo as you all know. And then we have Q&A down the hall.

Timothy M. Adams
Chief Financial Officer, Treasurer & Senior VP, athenahealth, Inc.
Well, thanks, Jon. As you saw from our announcement, we've an all cash offer $11.75 a share, a net consideration of roughly $225 million. We hope to close the transaction probably in the next 90 days. Lisa, if you don't mind, can we stay here for 10 minutes of Q&A?

Lisa C. Gill
Analyst, JPMorgan Securities LLC
Sure, [indiscernible].

Timothy M. Adams
Chief Financial Officer, Treasurer & Senior VP, athenahealth, Inc.
Good. Why don't we take advantage of the time together? So, why don't we open up here and then we are going to run down the hall, but any questions we can take now, please.

Jonathan S. Bush
Chairman, President & Chief Executive Officer, athenahealth, Inc.
This could be the first time we were ever done early.

Timothy M. Adams
Chief Financial Officer, Treasurer & Senior VP, athenahealth, Inc.

Jon is shocked that he ended with 10 minutes early, which he has never done before. Now, let me echo the sentiments from Jon and Andy. We have had our eye on Epocrates for a long time. We think it is one of the most unique assets that was available. We talk a lot about athena lacking awareness in the marketplace. At our Investor Day, about a month ago Rob said, good news is awareness went up for athenahealth and it increased two points from 29 to 31. We'd like to drive that number much, much higher. What that tells us is seven out of 10 docs that are in the marketplace that are making decisions about revenue cycle management, communicator clinicals, they don't know who we are and they are making decisions and we are never in the hunt.

And Epocrates brings us a very powerful network of over half of the U.S. physicians in the marketplace that use the app, they love the app, the loyalty rate is very high, the utilization rate is very high and we think it's going to give us a tremendous platform to drive our awareness. Jon talked a little bit about some athena light touches, is it a clinicals light, is it a coordinator light of senders and receivers getting on the network, getting more nodes on the network and we're very excited to close this transaction. Yes, sir.

QUESTION AND ANSWER SECTION

Q
Pardon the pun, but I'm not aware of Epocrates business model. So, exactly what is it now and how will it change and why with this great acceptance for the app and awareness aren't they generating more revenue?

Jonathan S. Bush
Chairman, President & Chief Executive Officer, athenahealth, Inc.
Andy, do you want to talk a little bit about the Epoc business model and then we can give you some of our thoughts.

Andrew J. Hurd
President, Chief Executive Officer and Interim Chief Financial Officer, Epocrates, Inc.
Yeah, I could – is this on, can you guys hear me?

Q
Yeah.

Andrew J. Hurd
President, Chief Executive Officer and Interim Chief Financial Officer, Epocrates, Inc.
Okay. Epocrates, we currently derive about 20% of our revenue from, it's a mobile device used by half of the physicians in the U.S. It's used typically at the point of care while a physician is – you got that. Can you guys hear?

Q
[indiscernible].

Andrew J. Hurd
President, Chief Executive Officer and Interim Chief Financial Officer, Epocrates, Inc.
Epocrates is, now you can hear, thanks, Jon. It's a application on a mobile device that half the physicians in the U.S. use as Jonathan mentioned about 200 million times a year at the point of care while they are treating the patient, it's largely a reference app. The business model, about 18% of those physicians pay a premium subscription price that derives about 20% of our revenue and then the additional 80% of the revenue comes from sponsors largely in pharma that we give access to that influential constituency, right, to allow them to drive brand awareness, to allow them to drive influence behavior as they are at the point of care. Most treatment involves some kind of RX and so as they are using our RX reference, we have that opportunity.

So, 20% of it is in subscription, about 80% on sponsorship. And as Jonathan mentioned, we're looking to expand that. That's a – that constituency is a pretty powerful one within healthcare. And so the capability of expanding that beyond just pharma is an opportunity to expand it into specialty devices, to be able to expand it into, for this case, to be able expand awareness for EHR and other things, we see as a great opportunity.

Lisa C. Gill
Analyst, JPMorgan Securities LLC
Do the pharmas any influence on what content is displayed?

Andrew J. Hurd
President, Chief Executive Officer and Interim Chief Financial Officer, Epocrates, Inc.

They do not. So that's a – Jonathan mentioned, that editorial discipline. Really the special sauce of Epocrates, the ability to Epocratize data, right is to take what is reams and volumes of information in so many companies who said – who claimed to have tons of information. And as you all know, tons of information is worse, is as bad as no information. So, the ability to synthesize it down to a single page and deliver it in a way that the users are used to using it.

We've developed real muscle memory there. A part of that is that discipline, not only in how we present the information, but that we have complete editorial independence from that as well. And so what that results in, is that in 200 million lookups last year, right, that physicians, there is an unwavering sense of trust from those physicians in going to Epocrates as a go-to reference because they know that it's not – the editorial is not being influenced by pharma or anyone else.

Lisa C. Gill
Analyst, JPMorgan Securities LLC
Andy, can you talk about the timeline of the transaction? When do you expect it to close?

Andrew J. Hurd
President, Chief Executive Officer and Interim Chief Financial Officer, Epocrates, Inc.
So, we're in – as Tim mentioned, so from today's announcement, we anticipate some time in the next 90 days driving it to close and obviously there is some variability in that, but that's what we're working toward.

Timothy M. Adams
Chief Financial Officer, Treasurer & Senior VP, athenahealth, Inc.
So, there's a – Andy's team will file a proxy statement, lots of disclosures in there. We'll work on the HSR filing, go out to the Epoc shareholders, have a vote and we're a cash buyer. We think it's a very attractive offer. And if we've no unforeseen obstacles to slow us down, transaction of this nature should roughly be three months. So, hopefully, at or around the end of the first quarter, we can be the proud owners and get to work on really taking advantage of a wonderful unique asset with the network.

Q
The combination is really geared for the professional market. Have you given thought to the consumer side outside the walls, outside the ambulatory care moving out into the caregiver, the home, the family, the home health hub, if you will, how does it fit in there?

Jonathan S. Bush
Chairman, President & Chief Executive Officer, athenahealth, Inc.
Well, we don't know exactly how we're going to use it. Our focus really is, athena's focus for the partnership really is on the business side of things so it's caregivers, caregiver to caregiver whether that caregiver is a drug company or a lab company or a hospital or a doctor, specialists, et cetera. Epocrates does have some work that they are doing on the patient communication side. We do have a service called athenaCommunicator that focuses on caregiver to patient communications. And my hope is that we find ways of using the incredible mobile work that they've done to take athenaCommunicator's services to the next level, but we haven't gotten really specific on that yet. Yes, Chris.

Q
Obviously, with the revenue profile of Epocrates, [indiscernible] ?

Jonathan S. Bush
Chairman, President & Chief Executive Officer, athenahealth, Inc.
Yeah, well, at a minimum, I just love the idea of continuing to grow 30% a year because I know the math 1.3 times the previous year, so all kinds of reasons that are carefully derived. So I don't know if it becomes 1.35 or 1.45 times on this year or that as a result, then terrific, but the goal here is to get out of the screaming business and get into the thoughtful talking business, and the market share that comes from that is the stuff we will get. But when you start to get desperate you start to sound cheesy and I don't want to sound any cheesier than I already, God knows, than I already do and this changes that. This gives us an opportunity to speak calmly and really be able to focus on what we want to say to doctors.

Andrew J. Hurd
President, Chief Executive Officer and Interim Chief Financial Officer, Epocrates, Inc.
Yeah, Chris on the call this morning we talked about Epocrates being an enabler to help us achieve our 30% growth goal. As you know, the company has a great track record of 30% growth a year or more for a long time since Jon started the company 15 years ago. The numbers get bigger, yes, it gets harder. At the Investor Day, we said our view of the world for the next five years, our goal is we want to keep growing this company 30% a year. And we're talking about the core athena base of revenue, this will help us do it.

We think we have little to modest revenue growth in that core $110 million roughly of Epocrates revenue from 2012 going into 2013. We're going to spend, we want to grow the business, it's not going to grow 30%, but we want to spend a lot of time building out that network and getting deeper physician engagement that's where a lot of the energy will go in the network, but we think it's going to help us hit the goal that we have to keep going 30% for a long time.

Jonathan S. Bush
Chairman, President & Chief Executive Officer, athenahealth, Inc.
Chris, if you want to – the way I – Rob and I looked at it like should by buy this, what it's worth. First we did the cash out then we took a very conservative valuation of the pharma sponsor, sort of the media channel business. And so we took that amount of money out and we said the rest, the carrying costs of this much money is coming out of your – out of your sales and marketing budget every year for the core business. So that's – we are renting this network for the cost of capital, right, times our WACC of, so at that level it's not that much money when you think about how much we are in a position to spend on sales and marketing. Yeah.

Q
What didn't you pay with the stock?

Jonathan S. Bush
Chairman, President & Chief Executive Officer, athenahealth, Inc. A
Are you kidding me, precious. You mean precious, get out. Someone else ask a question. It's only 35 million, you have to be very careful with precious. It's so cheap.

Andrew J. Hurd
President, Chief Executive Officer and Interim Chief Financial Officer, Epocrates, Inc. A
As you can tell, Jonathan values our currency a lot, believes it undervalued at 75 times earnings whatever it is. We have a clean balance sheet for a lot of reasons. We have a couple of hundred million of cash on the balance sheet. We have two transactions we've announced recently, the Epocrates opportunity of $225 million net and we are buying the campus where we are in Watertown, Mass, today, it's $170 million. So, we are going to need about $400 million, $425 million of cash to execute both deals, couple of hundred to work with. We have a line of credit. We will probably do a little refinancing of that and put some debt in place, is our current thinking; at LIBOR plus two give or take, between friends, that's pretty cheap money that we can put in place. We are comfortable with all the financial covenants and the flexibility that we would see in the debt agreement and he won't use the stock at this price. So...

Jonathan S. Bush
Chairman, President & Chief Executive Officer, athenahealth, Inc.
Let's go down the hall and keep going. Is that all right? Sorry.

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